Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of July 28, 2008, by and between Implantable Vision, Inc., a Utah corporation (the “Company”), and the persons listed on Schedule A attached hereto (each, an “Insider”, and collectively the “Insiders”).

RECITALS

WHEREAS, the Insiders are the record owners of 30,000,000 shares of the common stock, par value $0.001 per share, of the Company (the “IVI Shares”); and

WHEREAS, the Company owns all of the issued and outstanding shares (the “BT Shares”) of the common stock of BT Acquisitions, Inc., a Colorado corporation (“BT”); and

WHEREAS, by virtue of the closing of the transactions contemplated by the Assignment and Assumption Agreement (the “Assignment Agreement”) of even date herewith by and between the Company and BT, BT will hold all of the assets and liabilities related to or useful in connection with the Company’s implantable lens business; and

WHEREAS, the Insiders desire to sell the IVI Shares to the Company, and the Company desires to purchase the IVI Shares from the Insiders for retirement and cancellation in consideration for the transfer by the Company to the Insiders of the BT Shares, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1     Purchase of the IVI Shares.  Upon the terms and subject to the conditions of this Agreement, the Company hereby purchases the IVI Shares from the Insiders for retirement and cancellation, and the Insiders hereby sell the IVI Shares to the Company, in consideration of the transfer by the Company to the Insiders of the BT Shares, in the proportions set forth on Schedule A.  On the date of the Closing (as defined below) (such date being the “Closing Date”), the Insiders shall deliver the IVI shares to the Company, and the Company shall deliver to the Insiders the stock certificate representing the BT Shares (the “BT Certificate”), duly endorsed.  The Company shall then cause the books and records of the Company to show that the IVI Shares have been sold by the Insiders and purchased by the Company for retirement and cancellation, and the Insiders shall cause the books and records of BT to show that the BT Shares have been transferred by the Company to the Insiders.

Section 1.2     Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such place and time as the parties may agree in writing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF WILSON

Each Insider hereby represents and warrants to the Company, severally and not jointly, as follows:

Section 2.1     Title to Shares.  Each Insider is the sole owner of the IVI Shares set forth next to such Insider’s name on Schedule A, and such IVI Shares are owned free and clear of any setoff, claim, restriction, pledge, security interest, lien, encumbrance or any other charges (collectively “Encumbrances”).

Section 2.2     No Further Interest.  The IVI Shares constitute all of the Insiders’ ownership rights and interests in and to the Company.  After the Closing Date, the Insiders will not (i) own or possess any securities of, or other right or interest in, the Company, or (ii) have any contractual or other right to acquire any securities of, or other right or interest in, the Company.

Section 2.3     Authorization and Binding Obligation.  Each Insider has all requisite right, power, authority and capacity to execute and deliver this Agreement, to perform his obligations hereunder and to carry out the transactions contemplated hereby.  This Agreement has been duly executed by each Insider and constitutes the legal, valid, and binding obligation of each Insider enforceable against him in accordance with its terms.

Section 2.4     No Breach.  The execution, delivery and performance of this Agreement by each Insider does not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, suspension, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance of any kind under (i) any provision of any bond, mortgage, indenture, agreement, deed of trust, license, lease, contract, commitment, shareholder agreement, voting trust, loan or other agreement to which any Insider is a party or by which any Insider or any of such Insider’s properties or assets may be bound, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any such Insider.

Section 2.5     Investigations.  No representations or warranties have been made to any Insider by the Company or any agent, employee or affiliate of the Company and in making his decision to sell the IVI Shares and to acquire the BT Shares, each Insider is relying solely on his own independent investigation.

Section 2.6     Availability of Documents.  Each Insider acknowledges that all documents, records, and books pertaining to the IVI Shares and the BT Shares have been made available for inspection by him, his attorney, accountant, purchaser representative and tax advisor.

Section 2.7      Tax Considerations.  The Company has not received an opinion of counsel covering the tax implications in connection with the purchase of the IVI Shares or the transfer of the BT Shares.  Accordingly, the Insiders are not relying on the Company with respect to the tax considerations of the transactions contemplated by this Agreement and are relying on their own tax adviser as to the specific tax consequences of such transactions.

Section 2.8     Opportunity to Meet.  Each Insider has had the opportunity to meet with representatives of the Company and to have them answer any questions and provide information regarding the finances, operations, business and prospects of the Company and BT deemed relevant by each Insider, and all such questions have been answered and requested information provided to each Insider’s full satisfaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Insiders as follows:

Section 3.1      Title to Shares.  The Company is the sole owner of the BT Shares, and the BT Shares are owned free and clear of any Encumbrances.

Section 3.2      No Further Interest.  The BT Shares constitute all of the Company’s ownership rights and interests in and to BT.  After the Closing Date, the Company will not (i) own or possess any securities of, or other right or interest in, BT, or (ii) have any contractual or other right to acquire any securities of, or other right or interest in, BT.

Section 3.3      Authorization and Binding Obligation.  The Company has all requisite right, power, authority and capacity to execute and deliver this Agreement, perform its obligations hereunder and to carry out the transactions contemplated hereby.  All acts and proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement have been duly and validly taken.  This Agreement has been duly executed by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

Section 3.4      No Breach.  The execution, delivery and performance of this Agreement by the Company does not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, suspension, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance of any kind under (i) any provision of the Certificate of Incorporation or By-laws of the Company, or (ii) any provision of any bond, mortgage, indenture, agreement, deed of trust, license, lease, contract, commitment, shareholder agreement, voting trust, loan or other agreement to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1     Notices.   Any notice required by this Agreement shall be in writing, and shall be deemed to be duly given when sent by facsimile transmission, delivered by overnight courier or mailed by certified mail, return receipt requested, with a copy sent by first class mail, to the addresses set forth above or to such other address as either party shall designate in writing from time to time or to the fax numbers set forth herein, as the case may be.  The addresses set forth below for the respective parties shall be the places where notices shall be sent, unless written notice of a change of address is given.

If to the Company:

Implantable Vision, Inc.
___________________
___________________
Attention:

With a copy to:

______________________
______________________
______________________
Attention:
Fax No.:

If to the Insiders:

William Rozakis
25730 Lorain Road
North Olmsted, OH 44070
Fax: 646-452-8690

Section 4.2      Governing Law: Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to such State’s principles governing conflicts of law.  The courts of the State of New York in New York County, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any dispute or controversy arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties hereby submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

Section 4.3     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

Section 4.4     Entire Agreement.  This Agreement and the Assignment Agreement together constitute the entire understanding among the parties with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein and therein.  Any agreement, discussions, or negotiations among the parties prior to the date hereof with respect to the transactions contemplated by this Agreement is superseded by this Agreement and the Assignment Agreement, and the parties hereto expressly waive strict compliance with any provisions contained therein.

Section 4.5     Third Party Rights.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.6     Amendment or Waiver of Agreement.  The provisions of this Agreement may not be amended or waived except by a written instrument signed by the Company and all of the Insiders.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default.

Section 4.7     Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its  obligations under this Agreement and to consummate the transactions contemplated by this Agreement.

Section 4.8     Severability.  A determination that a provision or part of any provision of this Agreement is invalid or unenforceable shall not affect the remaining parts or provisions of this Agreement that shall continue in full force and effect.

Section 4.9      Acknowledgement.  Each Insider does hereby acknowledge and agree that, assuming the closing of the transactions contemplated by this Agreement and the Assignment Agreement, any and all liabilities owing to each such Insider by the Company as of the date of this Agreement have been assumed by BT and thus are no longer liabilities of the Company, and does hereby agree that such Insider shall hereafter look solely to BT, and not to the Company, for satisfaction of such liabilities.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

IMPLANTABLE VISION, INC.

By:/s/ Bryan Bulloch
Name: Bryan Bulloch
Title: President and Chief Financial Officer

INSIDERS:

/s/ Alex Hatsis
Name:Alex Hatsis

KAVOURIA, LLC

By:/s/ William Rozakis
Name:William Rozakis
Title: Managing Member

/s/ George Rozakis
Name: George Rozakis

ROZAKIS FAMILY LLC

By: /s/ Betty Rozakis
Name: Betty Rozakis
Title: Managing Partner

ROZY VENTURES

By: /s/ William Rozakis
Name: William Rozakis
Title: Managing Member

/s/ Jerry Kaeni
Name: Jerry Kaeni

/s/ Igor Valyunin
Name: Igor Valyunin

SCHEDULE A

Name	# of IVI Shares To Be Purchased	# of BT Shares To Be Acquired
Alex Hatsis	2,000,000
Kavouria, LLC	2,000,000
George Rozakis	3,521,963
Rozakis Family LLC	3,500,000
Rozy Ventures II	3,044,703
Jerry Kaeni	8,666,667
Igor Valyunin	7,266,667
Total:	30,000,000